UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

SOLAR ACQUISITION CORP
(Exact name of registrant as specified in its charter)

FLORIDA
State or Other Jurisdiction of Incorporation

000-24835	20-5080271
(Commission File Number)	(IRS Employer Identification Number)

215  Dino Drive, Ann Arbor, MI 48103
(Address of principal executive offices) (Zip Code)

(734) 320-7628
Registrant’s telephone number, including area code

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of October 5, 2010, under the authority of sections 2.1 and 2.2 of the Bylaws of Solar Acquisition Corp, (the “Company”), Mr. Peter Klamka, as the sole Director, changed the number of Directors to be three (3) and appoints Mr. Richard Mays and Mr. Bruce Levy as members of the Board of Directors to serve in accordance with the Bylaws of the Company.

Familial Relationships

There are no familial relationships between either Mr. Mays or Mr. Levy and the Company.

Biographical Information

Richard Mays

Mr. Mays received his B.A. Degree from Howard University in Washington, D.C. where he was awarded the Phi Beta Kappa award for Outstanding Scholastic Achievement.  He subsequently attended the University of Arkansas School of Law where he served on the Law Review.  Following law school, Mr. Mays worked at the United States Justice Department in Washington, D.C. under the Attorney General Graduate Program and eventually returned to Arkansas to serve as Pulaski County Deputy Prosecuting Attorney.  Thereafter, Mr. Mays entered the private practice of law and while practicing law was also elected to the Arkansas General Assembly in 1972, becoming the first African American elected to that body in the 20th Century.  Mr. Mays is a former Arkansas Supreme Court Justice appointed by President Clinton during his first term as Governor of Arkansas.  In 1990, Mr. Mays was appointed to the Arkansas Ethics Commission by then Governor Clinton and served as its first chairman.  During the 1992 presidential campaign, Mr. Mays served as a member of the Clinton-Gore National Finance Committee and later as a National Co-Chairman of the Inaugural Committee.  In 1993, Mr. Mays was appointed Deputy Treasurer of the Democratic National Finance Committee.  From 1993 to 1995, Mr. Mays was also employed as a Senior Vice-President of Cassidy & Associates, one of the largest public affairs firms in Washington, D.C.  From 1995 until approximately 2003 Mr. Mays served as a consultant in West Africa to CMS Energy of Jackson, Michigan in connection with the expansion and development of a 330 Megawatt Power Plant in Takoradi, Ghana.

Bruce Levy

Bruce Korth Levy has over thirty years experience as a management consultant and business advisor to a wide range of companies based in the USA and abroad.   Mr. Levy is President of Bruce Levy Associates International , Ltd (BLAIL). Mr. Levy began his consulting career with the newly established Small Business Division of Arthur Andersen & Co., soon after earning his MBA from the Harvard Business School in 1977. Two years later, he left the firm to form a partnership, Kennedy Levy & Associates. In 1981, he founded Bruce Levy Associates in order to focus on companies fitting a specific profile: young, innovative businesses, operating in a niche which they created, that are in need of investment capital to fuel their rapid growth.  While working on the development of a licensing program for the iconic Jordache brand, Mr. Levy established Bruce Levy Associates International, Ltd. in 1984, where he continues to sit as President.  Mr. Levy is generally recognized as the world’s first women’s basketball agent, having placed U.S. females with European teams in the late 1970’s.  In founding BLAIL, Mr. Levy is believed to have created the world’s first agency devoted exclusively to female pro players.  Despite the influx of hundreds of competitors, the company remained the sport’s dominant agency throughout the next two decades.  To date, Mr. Levy has negotiated contracts on behalf of well over 1000 women with several hundred teams based in at least 40 countries on six continents.

Ownership of Certain Directors and Management

Although there is no change in the beneficial owners of the Company, the Company hereby discloses the equity holdings of Mr. Mays and Mr. Levy, as members of the Board of Directors and/or management as follows:

Manager	Age	Shares	% of Ownership*
Richard Mays		1,000,000	8.67%

Bruce Levy		0	0
*Percentage is based on 11,833,000 shares outstanding as of October 5, 2010.

Litigation
During the past ten years, neither Mr. Mays nor Mr. Levy  has been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements
Neither Mr. Mays nor Mr. Levy is a party to any material plan, contract or arrangement (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Committees
Neither Mr. Mays nor Mr. Levy have been appointed to any committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ACQUISITION CORP

Date: October 8, 2010	By:	/s/ Peter Klamka.
Peter Klamka
Chairman, President, Secretary and Chief Executive Officer
(Principal Executive and Accounting Officer)